Exhibit 99.1

For immediate release	Friday 19 June 2009

THE STATE OF QATAR LAUNCHES “QATAR EXCHANGE” AS IT SIGNS

TODAY FORMAL TERMS OF STRATEGIC PARTNERSHIP WITH NYSE EURONEXT

QATAR HOLDING AND NYSE EURONEXT SIGN FORMAL TERMS TO SET UP

STRATEGIC PARTNERSHIP

NYSE EURONEXT TO ACQUIRE 20% OF THE NEW EXCHANGE FOR US $200

MILLION

NEW VENTURE TO BE CALLED “QATAR EXCHANGE”

TRADING SYSTEMS TO BE TRANSITIONED TO NYSE EURONEXT’S STATE-OF-THE-

ART TECHNOLOGY

NEW BOARD AND CHIEF EXECUTIVE APPOINTED

Doha / New York / Paris, 19 June 2009 – Qatar Holding (“QH”), the strategic and direct investment arm of Qatar Investment Authority (“QIA”), and NYSE Euronext (NYX) today announced the signing of binding agreements to form a major strategic partnership which will establish Qatar Exchange (successor to the current Doha Securities Market (“DSM”)) as a world-class international exchange, and provide NYSE Euronext with a valuable presence in the Middle East. The successful closing of negotiations follows a preliminary announcement on 24 June 2008 that Qatar had selected NYSE Euronext as a partner.

Highlights

•	The binding agreements represent the formal closing of negotiations to enter into a strategic partnership between the State of Qatar and NYSE Euronext;

•	NYSE Euronext is taking a 20% stake in QE for US $200 million, the largest investment ever made by NYSE Euronext in a foreign exchange;

•	QIA to retain 80% of QE through its strategic and direct investment arm, QH. The new exchange will be overseen by a newly appointed board, to be chaired by His Excellency Dr Khalid Al Attiyah;

•	All staff currently employed by DSM are to be transferred to QE with the same employment rights and status;

•	Andre Went, a senior leader from NYSE Euronext with 20 years experience, to be appointed as Chief Executive Officer of QE.

Under the terms of today’s agreements:

•

QE to start trading under new name and management from 21 June 2009. There will be no immediate changes to the existing DSM market practices. All future changes will be communicated in advance to all market participants;

•

Work to commence on transitioning QE to NYSE Euronext’s next-generation trading technology; QE will be the first exchange outside of the NYSE Euronext family of exchanges to utilize Universal Trading Platform (UTP). UTP is the same system operating NYSE Euronext’s European cash markets and being rolled out across all of NYSE Euronext’s cash and derivatives markets globally;

•	State-of-the-art technology systems position Qatar as the natural trading hub in the GCC region;

•	NYSE Euronext provides services and technology to QE, and will take three of the 11 seats on the QE board of directors; six directors will be appointed by QIA and two directors will be independent;

•

In addition to the technology changes, QE will work with the regulators and the market participants to diversify the products traded on the exchange and to continue implementing international standards.

Commenting on today’s announcement, His Excellency Sheikh Hamad bin Jassim bin Jabor Al-Thani, Prime Minister and Minister of Foreign Affairs of Qatar, said:

“Today’s announcement paves the way for Qatar to take a prominent role in the world’s capital markets for the benefit of both the people of Qatar and the Middle East more generally. Our vision is to create a world class financial center around a global exchange that is on par with the deepest pools of capital across Europe, the U.S. and Asia.

“These international markets may be facing uncertain times today, but our focus remains on what the opportunities may be tomorrow for our people and indeed the generations to come. I am delighted, therefore, that we have entered this partnership with NYSE Euronext to help drive forward this ambitious project. This agreement will play an important role in securing the future of the State of Qatar.”

Ahmad Al-Sayed, Managing Director and CEO of Qatar Holding, said:

“QH is continuously growing its portfolio of strategic and direct investments for the benefit of the State of Qatar. This latest strategic venture will allow Qatar’s financial markets to run on state-of-the-art technology systems. Technology and market know-how transfer opportunities will greatly enhance our knowledge and help generate more high value employment opportunities for our people. When our stock exchange starts trading on Sunday as the Qatar Exchange, it will truly be the start of a new era.”

Duncan Niederauer, Chief Executive Officer of NYSE Euronext, said:

“Our strategic partnership with the State of Qatar will benefit the Gulf region and customers on a global scale. Our world-class technology, leadership and expertise in the marketplace will complement the strong foundation and vision of our partners. On behalf of my colleagues, I extend special thanks to His Excellency Sheikh Hamad bin Jassim bin Jabor Al-Thani, and the Government of Qatar, Qatar Investment Authority, Qatar Holding, Qatar Financial Markets Authority and the entire leadership team of the Doha Securities Market for moving forward on this exciting initiative.”

The Strategic Partnership

Today’s announcement confirms the strategy behind the partnership between the State of Qatar and NYSE Euronext as set out in the preliminary announcement issued by both parties on 24 June 2008.

The intention of the strategic partnership is to transform the QE into an internationally recognized exchange. It will provide Qatar with total market infrastructure capability and the opportunity to reinforce the country’s position as a regional capital market with the introduction to Doha of new trading products, technology and international investors and issuers.

The benefits of the partnership will extend beyond the international development of the QE, as NYSE Euronext has committed to use Doha as its Middle East operational and support hub. Furthermore, both the State of Qatar and NYSE Euronext have committed to work together in partnership to develop other opportunities in the Middle East region.

The terms of the agreements are intended to align closely the interests of both partners to the success of the project. It provides the State of Qatar with a means of developing a sophisticated global market to provide issuers and investors an exposure to the success of its economy which continues to grow despite the global downturn. By 2015, Qatar is expected to be the second-largest economy in the GCC region which underlines the rationale behind the country’s role as a major regional capital market. It offers NYSE Euronext the exposure to one of the world’s fastest growing regions.

Management

Having now successfully closed the negotiations between both parties with the signing of the agreements, the partners are in a position to take forward the objective of developing Qatar’s financial markets to best practice international standards.

The Board of QE will be chaired by His Excellency Dr Khalid Al-Attiyah, State Minister for International Cooperation and the Acting Minister for Business and Trade. Mr. Ahmad Al-Sayed, Managing Director and CEO of Qatar Holding, will be Vice Chairman.

QE’s Chief Executive Officer will be Andre Went, who previously served as a Managing Director based at NYSE Euronext in Amsterdam. Other roles in which he served during more than 20 years in the Euronext group include Director Strategy and Market Development Director Group Policy, Euronext Paris, and head of Secondary Markets in Amsterdam.

“I am honored by the confidence the State of Qatar has shown by giving me the opportunity to lead its national stock exchange with the goal of becoming an even more successful, international marketplace,” Mr. Went said. “I very much look forward to working with the Board and the QE management and staff and to begin making these great ambitions a reality.”

The new market will begin trading as QE under the new management structure on 21 June, 2009. All staff employed by the DSM will be transferred to QE and will continue to enjoy the same employment rights and status.

The aim of the management is to build on the achievements of the DSM, creating a world class exchange trading cash equities and derivatives. Trading will continue to be in Qatari Riyals with longer term plans for multi-currency functions.

Technology

The objective of the management is to run the market using NYSE Euronext technology and transform the market structure within two years.

This will involve QE utilizing NYSE Euronext’s SFTI network. SFTI provides a fast and secure communication network infrastructure.

Within the next 12 to 18 months, QE will transition to NYSE Euronext’s Universal Trading Platform. The QE platform will connect with SFTI.

Regulation

QE will liaise closely with the Qatar Financial Markets Authority and all other relevant authorities over plans to move towards world class disclosure, transparency and investor protection standards in the Qatari markets.

For further information, please contact:

For Qatar Holding and Qatar Exchange:

Citigate Dewe Rogerson	+974 452 8335 (Doha office)
+44 207 638 9571 (London office)
Patrick Donovan Toby Moore Seb Hoyle Angharad Couch

For NYSE Euronext:

•	Media: Rich Adamonis 212-656-2140, radamonis@nyx.com

•	Media: Caroline Denton, +33 1 49 27 1074, c.denton@euronext.com

•	Investor Relations: Stephen Davidson, 212-656-2183 s.davidson@nyx.com

Notes to Editors:

About Qatar Holding:

Qatar Holding LLC was incorporated in April 2006 within the jurisdiction of Qatar Financial Centre as the strategic and direct investment arm of Qatar Investment Authority. With the vision of becoming a world class investment corporation and the preferred partner of choice for investors, financiers and other stakeholders; it is envisaged that the already significant investment portfolio of Qatar Holding will continue to grow.

Qatar Holding is structured to operate at the very highest levels of global investing, with a planned presence in all major capital markets. As a world class investor, Qatar Holding applies the best practices in corporate governance, financial management and stakeholder consideration in order to demonstrate its shared values of focus, integrity and professionalism.

Key investment assets of Qatar Holding include Barclays Plc, Credit Suisse AG and J Sainsbury Plc.

About Qatar Exchange:

Qatar Exchange which succeeds DSM is the principal stock market of Qatar.

Established in 1995, DSM officially commenced operations in May 1997. DSM has grown to become one of the leading stock markets in the Middle East. It currently has 42 listed companies and its market capitalization has climbed to QR273.9 billion (US$75.3 billion) from QR18.8 billion (US$5.2 billion) in 2000.

The primary aim of QE is to support Qatar’s economy by giving investors a platform through which they can trade fairly and efficiently. QE also provides the public with access to market information, ensures correct disclosure of information, and enforces securities regulations. QE is regulated by the Qatar Financial Markets Authority. The exchange currently uses a fully electronic trading platform which came on stream in March 2002. Since 2005, non-Qataris have been allowed to invest in all companies listed on the market. For more information, please visit www.dsm.com.qa.

About NYSE Euronext:

NYSE Euronext (NYX) is the world’s most diverse exchange group, offering a broad and growing array of financial products and services in Europe and the United States that include cash equities, futures, options, exchange-traded products, bonds, market data, and commercial technology solutions. With over 8,000 listed issues globally, NYSE Euronext’s equities markets — the New York Stock Exchange, Euronext, NYSE Arca, and NYSE Amex — represent nearly 40% of the world’s cash equities trading volume, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, the leading European derivatives business and the world’s second largest derivatives business by value of trading. NYSE Euronext offers comprehensive global commercial technology, connectivity, and market data products and services through its innovative trading solutions unit, NYSE Technologies. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit: www.nyx.com.

About Qatar:

The State of Qatar is an emirate occupying the Qatar Peninsula, located on the west coast of the Arabian Gulf.

Qatar is a constitutional monarchy, ruled by the Al-Thani family and a member of both the United Nations and the League of Arab States. The country’s government uses the money it obtains from selling this resource to develop Qatar’s infrastructure, including education and health facilities.

However, the government is keen to diversify away from depending on natural resources, and has established a number of organisations to ensure the security of future generations by diversifying income streams, as well as seeking to stimulate the private sector. Economic growth has been further strengthened by the benign economic conditions, including respect for the rule of law, stability, and the encouragement of private enterprise. The State now has 1.5 million inhabitants (2008 population census estimate), with 83% of inhabitants residing in the capital city, Doha, and its main suburb, Al-Rayyan.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2008 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on April 28, 2009 under No. R. 09-031), 2008 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.